Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 27, 2004, accompanying the financial statements of Monterey Bay Tech. Inc. (formerly Aladdin Systems Holdings, Inc.) (the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Company's previously filed Registration Statement on Form S-8 (File No. 333-46712, effective September 27, 2000).

/s/ GRANT THORNTON LLP

San Francisco, California
April 13, 2005